                     Tokheim Corporation and Subsidiaries
                       Exhibit(11) - Earnings Per share
  For the three month and nine month periods ended August 31, 1998 and 1997.


Basic earnings per share ("EPS") is calculated based on earnings (loss) available to common shareholders and the weighted average number of common stock shares outstanding during each period. Diluted EPS includes additional dilution from potential common stock equivalents such as stock issued pursuant to the conversion of preferred stock or the exercise of stock options outstanding.

The following table presents information necessary to calculate earnings per share for the three month and nine month periods ended August 31, 1998 and 1997.

                                                                                             Basic
                                                                    ----------------------------------------------------------
                                                                        Three Months Ended               Nine Months Ended
                                                                    -------------------------        -------------------------
                                                                    August 31,     August 31,        August 31,     August 31,
                                                                       1998           1997              1998           1997
                                                                    ----------     ----------        ----------     ----------
Shares outstanding (in thousands):
     Weighted average outstanding                                       12,631          8,037            10,925          7,996
                                                                        ======         ======           =======         ======
Net earnings (loss):
  Before extraordinary item                                             $2,929         $  152           $  (249)        $1,487
  Extraordinary loss on debt extinguishment                                 --             --            (4,965)            --
                                                                        ------         ------           -------         ------
  Net earnings (loss)                                                    2,929            152            (5,214)         1,487
  Preferred stock dividend                                                (370)          (378)           (1,113)        (1,136)
                                                                        ------         ------           -------         ------
  Earnings (loss) applicable to common stock                            $2,559         $ (226)          $(6,327)        $  351
                                                                        ======         ======           =======         ======
Net earnings (loss) per common share:
  Before extraordinary item                                             $ 0.20         $(0.03)          $ (0.12)        $ 0.04
  Extraordinary loss on debt extinguishment                                 --             --             (0.45)            --
                                                                        ------         ------           -------         ------
  Net earnings (loss)                                                   $ 0.20         $(0.03)          $ (0.57)        $ 0.04
                                                                        ======         ======           =======         ======

For financial reporting purposes, the loss per share, assuming full dilution, is considered to be the same as basic since the effect of the common stock equivalents would be antidilutive.

                                                                                            Diluted
                                                                    ----------------------------------------------------------
                                                                        Three Months Ended               Nine Months Ended
                                                                    -------------------------        -------------------------
                                                                    August 31,     August 31,        August 31,     August 31,
                                                                       1998           1997              1998           1997
                                                                    ----------     ----------        ----------     ----------
Shares outstanding (in thousands):
     Weighted average outstanding                                       12,631          8,037            10,925          7,996
     Share equivalents                                                     224            238               254            109
     Weighted conversion of preferred stock                                763            781               763            788
                                                                        ------         ------           -------         ------
     Adjusted outstanding                                               13,618          9,056            11,942          8,893
                                                                        ======         ======           =======         ======
Net earnings (loss):
  Before extraordinary item                                             $2,929         $  152           $  (249)        $1,487
  Extraordinary loss on debt extinguishment                                 --             --            (4,965)            --
                                                                        ------         ------           -------         ------
  Net earnings (loss)                                                    2,929            152            (5,214)         1,487
  Incremental RSP expense                                                 (370)          (378)           (1,113)        (1,136)
                                                                        ------         ------           -------         ------
  Earnings (loss) applicable to common stock                            $2,559         $ (226)          $(6,327)        $  351
                                                                        ======         ======           =======         ======
Net earnings (loss) per common share:
  Before extraordinary item                                             $ 0.19         $(0.02)          $ (0.11)        $ 0.04
  Extraordinary loss on debt extinguishment                                 --             --             (0.42)            --
                                                                        ------         ------           -------         ------
  Net earnings (loss)                                                   $ 0.19         $(0.02)          $ (0.53)        $ 0.04
                                                                        ======         ======           =======         ======